UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2006

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Marina Boulevard, #28-00
Singapore	018989
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (65) 6890 7188
Not Applicable
(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On September 1, 2006, Flextronics International Ltd. (the “Company”) completed the previously announced sale of its software development and solutions business to Software Development Group (“SDG”), an affiliate of Kohlberg Kravis Roberts & Co. (“KKR”). The sale was consummated under the terms of the Share Purchase Agreement, dated as of April 13, 2006 (the “Share Purchase Agreement”), pursuant to which the Company received $688.5 million in cash (subject to post-closing working capital adjustments) and an eight-year $250.0 million face value promissory note with a paid-in-kind interest coupon at a yearly rate of 10.5% initially and 12.05% after the second year. The Company also retained a 15% equity stake in the business through an approximate 15% ownership interest in SDG.
     Mr. Michael E. Marks, who is the Chairman of the Company’s Board of Directors, is also a member of KKR, which he joined on January 1, 2006 following his retirement as Chief Executive Officer of the Company. The purchase price for the sale was determined through arms’ length negotiations, and the independent committee of the Board of Directors of the Company received a fairness opinion from Merrill Lynch & Co. in connection with its review of the transaction.
     This description of the transaction is not complete and is qualified in its entirety by the complete text of the Share Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Report on Form 8-K filed by the Company on April 19, 2006 and is incorporated by reference into this Item 2.01. A copy of the press release announcing the completion of the sale is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.01.
Item 9.01. Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
     Not applicable.
(b) Pro Forma Financial Information
     The following unaudited pro forma condensed consolidated balance sheet is based upon and should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company.
     The results of operations of the software development and solutions business had been classified as a discontinued operation for all periods presented in the audited historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K as of and for the year ended March 31, 2006, and in the unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q as of and for the three months ended June 30, 2006, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). Accordingly, there are no pro forma adjustments to continuing operations necessary to reflect the Company’s sale of its software development and solutions business, and as such, the Company has not included a pro forma statement of operations in this Item 9.01(b).
     The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2006 gives effect to the closing of the transactions contemplated by the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, the Company sold certain subsidiaries engaged in the Company’s software development and solutions business, including the Company’s India-based subsidiary, Flextronics Software Systems Limited (formerly known as Hughes Software Systems Limited) to an affiliate of KKR. In accordance with SFAS 144, the assets and liabilities of the software development and solutions business were classified as “discontinued operations” on the Company’s consolidated balance sheet as of March 31, 2006 in the Company’s Annual Report on Form 10-K and the Company’s unaudited condensed consolidated balance sheet as of June 30, 2006 in the Company’s Quarterly Report on Form 10-Q.
     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 has been prepared as if the sale of the software development and solutions business had been consummated on June 30, 2006 and is based upon currently available information, estimates and assumptions that are deemed appropriate by the Company’s management. The unaudited pro forma condensed consolidated balance sheet may be subject to adjustments based on the actual carrying value of net assets sold at the date of closing, completion of third-party valuations, among other considerations, and is not necessarily indicative of the results that would have been reported had such transaction actually occurred on the date specified, nor is it necessarily indicative of our future financial condition.
     The unaudited pro forma condensed consolidated balance sheet is prepared in accordance with Article 11 of Regulation S-X, and is based on and should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto of the Company.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2006
(UNAUDITED — AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Flextronics International Ltd.
Pro Forma Consolidated Balance Sheet

	As	Disposition
	Reported	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$885,709	$582,000	(A)	$1,467,709
Accounts receivable, net	1,762,020			1,762,020
Inventories	2,242,856			2,242,856
Deferred income taxes	10,488			10,488
Current assets of discontinued operations	93,066	(93,066	)(B)	—
Other current assets	568,055			568,055

Total current assets	5,562,194	488,934		6,051,128
Property and equipment, net	1,699,895			1,699,895
Deferred income taxes	644,586	(35,000	)(C)	609,586
Goodwill	2,782,266			2,782,266
Other intangible assets, net	109,978			109,978
Long-term assets of discontinued operations	557,766	(557,766	)(B)	—
Other assets	529,752	231,000	(D)	760,752

Total assets	$11,886,437	$127,168		$12,013,605

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$148,773			$148,773
Accounts payable	3,292,030			3,292,030
Accrued payroll	196,530			196,530
Current liabilities of discontinued operations	53,748	(53,748	)(B)	—
Other current liabilities	951,022	37,000	(E)	988,022

Total current liabilities	4,642,103	(16,748)		4,625,355
Long-term debt and capital lease obligations, net of current portion	1,658,373			1,658,373
Long-term liabilities of discontinued operations	24,480	(24,480	)(B)	—
Other liabilities	134,219	11,000	(E)	145,219
Commitment and contingencies
Shareholders’ equity:
Ordinary shares, no par value	5,579,438	1,700	(F)	5,581,138
Accumulated deficit	(156,935)	139,696	(G)	(17,239)
Accumulated other comprehensive income	4,759	16,000	(H)	20,759

Total shareholders’ equity	5,427,262	157,396		5,584,658

Total liabilities and shareholders’ equity	$11,886,437	$127,168		$12,013,605

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated balance sheet.

NOTE 1 – BASIS OF PRESENTATION
Historical financial information for the Company as of June 30, 2006 has been derived from unaudited historical condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
NOTE 2 – PRO FORMA BALANCE SHEET ADJUSTMENTS
(A) To reflect the initial total cash proceeds received from the sale of the Company’s software development and solutions business of $688.5 million, less approximately $106.4 million of cash retained by the business sold.
(B) To reflect the elimination of the assets sold and liabilities disposed of in connection with the Share Purchase Agreement based on the balances recorded as of June 30, 2006.
(C) To reflect $35.0 million of the Company’s recorded net operating losses utilized for estimated taxes related to the gain on sale.
(D) To reflect the estimated fair values of the $250.0 million face value note receivable and the Company’s 15% cost method investment in SDG adjusted for the Company’s economic interest in the gain on divestiture of the software development and solutions business. The carrying values of the note receivable and equity investment are to be determined based on third party valuations.
(E) To reflect transaction, other costs directly attributable to the sale and the estimated fair value of the Company’s agreement not to compete pursuant to the terms of the Share Purchase Agreement. The carrying value of the non-compete agreement is to be determined based on a third party valuation.
(F) To reflect the addition to shareholders’ equity as a result of the modification to certain share-based awards held by certain employees of the software development and solutions business in connection with their departure from the Company as a result of the sale.
(G) To reflect the estimated gain on sale, net of tax.
(H) To reflect the reversal of cumulative translation losses recognized as a result of the sale.
(c) Exhibits.
     The following exhibits are filed with this Report on Form 8-K:

Exhibit	Description
2.1*	Share Purchase Agreement, dated as of April 13, 2006, among Flextronics International Ltd., Software Development Group and Saras Software Systems Ltd.

99.1	Press Release, dated September 5, 2006, issued by Flextronics International Ltd. and Kohlberg Kravis Roberts & Co.

*	Incorporated by reference to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
(Registrant)

Date: September 8, 2006	By:	/s/ Thomas J. Smach Thomas J. Smach
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1*	Share Purchase Agreement, dated as of April 13, 2006, among Flextronics International Ltd., Software Development Group and Saras Software Systems Ltd.

99.1	Press Release, dated September 5, 2006, issued by Flextronics International Ltd. and Kohlberg Kravis Roberts & Co.

*	Incorporated by reference to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2006.